                                                                    Exhibit 99.1

                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Mike Alday
                                                       Alday Communications
                                                       615.791.1535

                        CIVITAS REPORTS IMPROVED PROFITS


FRANKLIN, Tenn. (October 20, 2005) - Civitas BankGroup (OTC: CVBG) reported net income of $6.1 million for the first nine months of 2005 which included a $3.2 million gain and income from discontinued operations associated with the sale of its west Tennessee subsidiaries.

Civitas BankGroup's income from continuing operations was $2.9 million during the first nine months of 2005 compared to $1.8 million for the same period in 2004, a 56.8% increase.

For the third quarter 2005, Civitas BankGroup earned $821,000 from continuing operations. This is a 67.9% increase in net income from continuing operations of $489,000 for the third quarter of 2004.

"Although non-recurring items have dominated the Civitas income statement this year, core earnings from continued operations have grown impressively," commented Richard E. Herrington, President of Civitas BankGroup.

Non-performing assets continue to show improvement at September 30, 2005. The total of non-performing assets (non-accrual loans and foreclosed properties) dropped to $2.7 million at quarter-end, as compared to $3.2 million at June 30, 2005. Non-performing assets, including those from divested banks, peaked at $26.1 million at September 30, 2002.

"The significant increase in 2005 operating earnings reflects the strength and stability of our Middle Tennessee banking franchise, Cumberland Bank," explained Herrington. "We have completed our sale of West Tennessee banks: Bank of Dyer in the fourth quarter 2004, BankTennessee in the first quarter 2005, and Bank of Mason in the second quarter 2005. All of these banks had negatively impacted profits and profitability during the past few years."

"In 2005, we have become a Middle Tennessee bank," added Herrington. "We have experienced outstanding growth in loans and deposits over the last twelve months.



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Compared to September 30, 2004, Cumberland Bank loans are up 15.9%. In the third quarter alone, Cumberland Bank loans grew more than $25 million. Much of the growth has come from our new banking centers in Franklin and Spring Hill."

"The increased profitability in 2005 has been fueled by loan growth, rising interest margins, and improved operating efficiencies," said Herrington. "Profitable growth in customer relationships is important to our company, but maintaining a high level of asset quality is a fundamental objective of our company. Our non-performing assets are below industry norms and our loan delinquency ratio is below 1.0%. These are extremely positive trends."

"Two years ago, we implemented a four year recovery plan to return our company to a leadership position in the banking community," added Herrington. "Our three primary objectives have been to instill a sound credit culture, create operating efficiencies, and build a solid foundation for future growth and profitability. Earlier in the year, we upgraded our core computer application systems, allowing us to achieve improved economies of scale and to market superior products to our customers. During the second quarter, we expanded our mortgage banking activities to include niche products under the HomeStar Solutions banner. We are proud of the progress we have made toward our four year plan."

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville's Insurors Bank and 50% of The Murray Bank in Murray, Kentucky.

                                     --30--

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                             CIVITAS BANKGROUP, INC.
                           (all dollars in thousands)
                                  (unauditied)




                                                             September 30,    December 31,
                                                                 2005            2004           % Change
                                                                 ----            ----           --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                           $  23,728       $  23,262           2.0%
           Federal Funds Sold & Interest Bearing Deposits          1,145           7,185         -84.1%
           Investment Securities                                 195,884         205,138          -4.5%
           Loans                                                 474,504         437,577           8.4%
           Allowance for Loan Losses                              (4,687)         (4,427)          5.9%
                                                               ---------       ---------        ------
           Net Loans                                             469,817         433,150           8.5%
           Fixed Assets                                           13,819          15,043          -8.1%
           Foreclosed Properties                                     314             793         -60.4%
           Other Assets                                           18,908          19,107          -1.0%
           Assets of Discontinued Operations                           0         200,543        -100.0%
                                                               ---------       ---------        ------
                Total Assets                                   $ 723,615       $ 904,221         -20.0%
                                                               =========       =========        ======


      Liabilities and Shareholders Equity
           Deposits                                            $ 558,662       $ 566,873          -1.4%
           Trust Preferred Securities                             12,000          12,000           0.0%
           Other Borrowings                                      102,351          78,451          30.5%
           Other Liabilities                                       4,044           2,790          44.9%
           Liabilities of Discontinued Operations                      0         186,371        -100.0%
           Shareholders Equity                                    46,558          57,736         -19.4%
                                                               ---------       ---------        ------
                Total Liabilities, Equity                      $ 723,615       $ 904,221         -20.0%
                                                               =========       =========        ======

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                             CIVITAS BANKGROUP, INC.
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                      Three Months Ended September 30,               Nine Months Ended Sept 30,
                                                   2005            2004          % Change       2005          2004         % Change
                                                   ----            ----          --------       ----          ----         --------
INCOME STATEMENT
     Interest Income                           $     10,146     $      8,328     $  21.8%   $    29,442    $     24,005    $ 22.6%
     Interest Expense                                 4,939            3,410        44.8%        13,609           9,323      46.0%
                                               ------------     ------------     -------    -----------    ------------    ------
     Net Interest Income                              5,207            4,918         5.9%        15,833          14,682       7.8%
     Provision for Loan Losses                          325              209        55.5%           863           1,075     -19.7%
     Non-Interest Income                              1,614            1,958       -17.6%         5,813           5,246      10.8%
     Non-Interest Expense                             5,323            6,003       -11.3%        16,644          16,190       2.8%
                                               ------------     ------------     -------    -----------    ------------    ------
     Income Before Taxes                              1,173              664        76.7%         4,139           2,663      55.4%
     Income Taxes                                       352              175       101.1%         1,253             822      52.4%
                                               ------------     ------------     -------    -----------    ------------    ------
     Income from Continuing Operations         $        821     $        489     $  67.9%   $     2,886    $      1,841    $ 56.8%
                                               ============     ============     =======    ===========    ============    ======

     Income (Loss) from Operations of
       Discontinued Components                            0             (397)     -100.0%           129            (385)   -133.5%
     Gain on Sale of Discontinued Operations              0                0         0.0%         3,463               0     100.0%
     Income Tax Expense (Benefit) of
       Discontinued Operations                                          (161)                       343            (164)
                                               ------------     ------------     -------    -----------    ------------    ------
     Net Income                                $        821     $        253     $ 224.5%   $     6,135    $      1,620    $278.7%
                                               ============     ============     =======    ===========    ============    ======

PER SHARE DATA
     Income - Basic - Continuing Operations    $       0.05     $       0.03        66.7%   $      0.18    $       0.11      63.6%
     Income - Diluted - Continuing Operations          0.05             0.03        66.7%          0.18            0.10      71.5%

     Income - Basic                                    0.05            (0.01)     -600.0%          0.38            0.09     308.9%
     Income - Diluted                                  0.05            (0.01)     -600.0%          0.38            0.09     311.5%

     Common Book Value per Share                                                            $      2.95    $       3.24      -9.0%

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                       15,752,241       17,503,821       -10.0%    16,121,881      17,430,721      -7.5%
     Diluted                                     15,843,461       17,693,698       -10.5%    16,197,600      17,541,494      -7.7%

                             CIVITAS BANKGROUP, INC.
                           (all dollars in thousands)
                                  (unauditied)



                                                      Three Months Ended          Nine Months Ended
                                                           Sept 30,                    Sept 30,
                                                      2005          2004         2005           2004
                                                      ----          ----         ----           ----
AVERAGE BALANCES
      Loans                                         $457,618      $390,589      $450,159      $387,035
      Investment Securities                          197,140       175,214       201,037       154,130
      Earning Assets                                 660,579       581,658       661,635       554,327
      Total Assets of Discontinued Operations              0       190,972        44,673       172,699
      Total Assets                                   715,047       671,732       758,320       641,809

      Demand Deposits                               $ 61,166      $ 57,621      $ 62,211      $ 53,753
      Interest-Bearing Deposits                      490,494       467,425       503,163       439,087
      Total Deposits of Discontinued Operations            0       157,605        36,690       152,316
      Total Deposits                                 551,660       682,650       602,065       645,156
      Shareholders' Equity                            46,580        54,598        47,930        55,632


KEY PERFORMANCE RATIOS - CONTINUING OPERATIONS
  (ANNUALIZED)
      Return on Average Assets                          0.46%         0.41%         0.54%         0.52%
      Return on Average Equity                          7.05%         3.58%         8.03%         4.41%
      Net Interest Margin                               3.15%         3.38%         3.19%         3.53%
      Efficiency Ratio                                 78.04%        87.30%        76.89%        81.24%


ASSET QUALITY DATA - CONTINUING OPERATIONS
      Nonperforming Assets                                                       $  2,741      $  9,101
      Allowance for Loan Losses                                                     4,687         5,603
      Net Charge-Offs                                                                 553         1,457

      Nonperforming Assets to Period-
           End Loans                                                                0.58%         1.92%
      Allowance for Loan Losses to
           Period-End Loans                                                         0.99%         1.18%
      Net Charge-Offs to Average
           Loans                                                                    0.16%         0.50%